As filed with the Securities and Exchange Commission on March 22, 2007

File No. 333-34167

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

POST-EFFECTIVE
AMENDMENT NO. 4

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE WALT DISNEY COMPANY

(Exact name of registrant as specified in this charter)

DELAWARE	95-4545390
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 South Buena Vista Street
Burbank, California  91521
(818) 560-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alan N. Braverman
Senior Executive Vice President–
General Counsel
and Secretary
The Walt Disney Company
500 South Buena Vista Street
Burbank, California  91521
(818) 560-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale to the Public:

From time to time after this Amendment No. 4 to this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

Portions of the Prospectus previously filed with this Registration Statement are hereby amended to read as set forth herein.  The amended portions are those under the headings “Risk Factors”; “The Walt Disney Company”; “Available Information; Incorporation of Documents by Reference”; “U.S. Federal Income Taxation”; “Use of Proceeds”; “Legal Matters”; “Experts”; “Indemnification”; and responses to Questions 1, 2, 3, 4, 5, 6, 7, 9, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 24, 27, 28, 29, 30, 31, 32, 33 and 34.

Subject to Completion, dated March 22, 2007

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Prospectus dated March 22, 2007
22,205,334 shares of Common Stock

The Walt Disney Company Investment Plan

A Direct Stock Purchase Plan for Disney Common Stock

The Walt Disney Company is pleased to offer The Walt Disney Company Investment Plan, a direct stock purchase plan designed to provide investors with a convenient method to purchase shares of Disney common stock and to reinvest cash dividends in the purchase of additional shares.

Key features of the Plan are summarized below:

•  If you currently own fewer than 10 shares of Disney common stock, or do not currently own any shares of Disney common stock at all, you may join the Plan by completing an enrollment form and either making an initial cash investment of at least $1,000 or authorizing monthly deductions of at least $100 from a qualified bank account for the purchase of Disney common stock.

•  If you currently own at least 10 shares of Disney common stock, registered in your name, you may participate in the Plan simply by completing and returning an enrollment form. If you own at least 10 shares but they are currently held by a bank or broker in its name (that is, in “street name”), you will need to instruct your agent to transfer your Disney shares to an account registered in your name via the Direct Registration System (DRS). In order to do so, you must provide your broker with the Disney DTC Transfer Agent FAST number: 7829. Once the process is completed, you will receive a transaction advice from us.

•  Once you have enrolled, you may make additional investments of $100 or more by check or through automatic monthly deductions from a qualified bank account.

•  All cash dividends will be reinvested automatically in additional shares of Disney common stock.

•  As a participant, you may (but are not required to) deposit your Disney common stock certificates with the Plan Administrator for safekeeping.

•  You may sell all or any portion of your Disney common stock through the Plan.

•  Participation in the Plan is subject to the payment of certain fees in connection with enrollment and the purchase and sale of shares.

Disney common stock is listed on the New York Stock Exchange under the symbol “DIS.” On March 21, 2007, the closing price of Disney common stock on the New York Stock Exchange was $35.17 per share.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF ANY OTHER INFORMATION OR REPRESENTATIONS ARE GIVEN OR MADE, YOU MUST NOT RELY UPON THEM AS HAVING BEEN AUTHORIZED.

This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy shares of Disney common stock in any state or other jurisdiction to any person to whom it is unlawful to make such an offer or solicitation. To the extent required by applicable law in certain jurisdictions, shares offered under the Plan to persons who are not record holders of Disney common stock are offered only through a registered broker/dealer in those jurisdictions.

Neither the delivery of this Prospectus nor any sale made hereunder should be deemed to imply that there has been no change in Disney’s affairs since the date of this Prospectus or that the information herein is correct as of any time subsequent to its date.

Investing in our common stock involves risks. Before purchasing common stock pursuant to the Plan, you should read the “Risk Factors” section on page 1.

ii

Risk Factors

Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in this Prospectus and the documents incorporated by reference herein, including the risks and uncertainties described in our consolidated financial statements and the notes to those financial statements and the risks and uncertainties described under the caption “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended September 30, 2006, and updates in Part II, Item 1A of our Form 10-Q filings, which are incorporated by reference in this Prospectus. If any of the risks and uncertainties described in this Prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.

The Walt Disney Company

Disney is a Delaware corporation having its principal executive offices at 500 South Buena Vista Street, Burbank, California 91521 (telephone: (818) 560-1000).

Disney, together with its subsidiaries, is a diversified international entertainment enterprise with operations in four principal business segments: Media Networks, Parks and Resorts, Studio Entertainment and Consumer Products.

The Media Networks segment is comprised of a domestic broadcast television network, domestic television stations, cable/satellite networks and international broadcast operations, television production and distribution, domestic broadcast radio networks and stations and internet and mobile operations.

The Parks and Resorts segment includes the ownership and operation of Walt Disney World Resort and Disney Cruise Line in Florida, the Disneyland Resort in California and ESPN Zone facilities in several states. Disney manages and has effective ownership interests of 51% and 43%, respectively, in the Disneyland Resort Paris and Hong Kong Disneyland, which opened in September 2005. Disney also licenses the operations of the Tokyo Disney Resort in Japan. Disney’s Walt Disney Imagineering unit designs and develops new theme park concepts and attractions as well as resort properties.

The Studio Entertainment segment produces and acquires live-action and animated motion pictures, direct-to-video programming, musical recordings and live stage plays.

The Consumer Products segment partners with licensees, manufacturers, publishers and retailers throughout the world to design, promote and sell a wide variety of products based on existing and new Disney characters and other intellectual property.

Available Information; Incorporation of Documents by Reference

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, accordingly, file reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). These materials may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please contact the SEC at (800) SEC-0330 for information on the operation of the Public Reference Room. In addition, our SEC filings are available to the public at the SEC’s Internet site at www.sec.gov.

This Prospectus constitutes part of a Registration Statement on Form S-3 that we filed with the SEC. This Prospectus does not contain all of the information set forth in the Registration Statement, some parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is hereby made to the Registration Statement and all amendments and exhibits thereto.

We are “incorporating” certain documents into this Prospectus by reference, which means that we are disclosing important information to you by referring you to documents that contain such information. The information incorporated by reference is an important part of this Prospectus, and information we file later with the SEC will automatically update and supersede the information in this Prospectus and in documents incorporated by reference. We incorporate by reference the documents listed below that we have previously filed with the SEC:

(1)         Disney’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006 filed on November 22, 2006.

(2)         Disney’s Quarterly Report on Form 10-Q for the quarterly period ended December 30, 2006 filed on February 7, 2007.

(3)         Disney’s Current Reports on Form 8-K filed on December 1, 2006, December 15, 2006 and March 13, 2007.

(4)         Disney’s Registration Statement on Form 8-A filed on November 17, 1999.

We are also incorporating by reference all future documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or l5(d) of the Exchange Act prior to the termination of this offering (other than information in such documents that is deemed not to be filed). In addition, all filings that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this amendment to the Registration Statement and prior to the effectiveness of the Registration Statement shall be deemed to be incorporated by reference herein.

Disney will provide you without charge, upon written or oral request, a copy of any of the documents incorporated by reference. Requests should be directed to Shareholder Services Department, P.O. Box 11447, Burbank, California 91510-1447 (telephone: (818) 553-7200).

THE WALT DISNEY COMPANY INVESTMENT PLAN

PURPOSE

1.                 What is the purpose of the Plan?

The purpose of the Plan is to promote long-term stock ownership among existing and new investors in The Walt Disney Company by providing a convenient method to purchase shares of Disney common stock and reinvest cash dividends paid on such shares.

ADMINISTRATION

2.                 Who administers the Plan?

The Plan is administered by the Disney Shareholder Services Department (the “Administrator”), which serves as our stock transfer agent, registrar and dividend disbursing agent. The Administrator acts as agent for Plan participants and keeps records, sends statements and performs other duties relating to the Plan. Disney Shareholder Services reserves the right to resign as the administrator of the Plan at any time, in which case we would designate a new administrator.

Purchases and sales of Disney common stock under the Plan are made by an independent broker-dealer acting as purchasing agent for Plan participants. The Administrator has initially designated Citigroup to perform this function, but reserves the right to appoint a different or successor independent agent from time to tome.

3.                 How do I contact the Plan Administrator?

Written Inquiries:	Disney Shareholder Services
MC 9722
500 South Buena Vista
Burbank, California 91521-9722

Street Address:	Disney Shareholder Services
Suite 6100
611 North Brand Blvd.
Glendale, California 91203
Telephone Inquiries:	(818) 553-7200
Fax:	(818) 553-7210

When communicating with the Administrator, you should have available your account number and/or taxpayer identification number.

4.                 What kind of reports will be sent to participants in the Plan?

Quarterly statements will be sent only to participants with account activity (such as purchase, sale, transfer, deposit, withdrawal of shares or dividend reinvestment) for that quarter. You should retain these statements in order to establish the cost basis of shares purchased under the Plan for income tax and other purposes. In addition, each participant will receive all communications sent to all other shareholders, such as annual reports and proxy statements.

Please note that if you are enrolling only for dividend reinvestment, you will not receive a confirmation notice of your enrollment. Statements will be sent only once per year upon the reinvestment of any dividend.

For immediate notification of account transactions, you may view your account information online at www.disneyshareholder.com.

5.                 Can Plan statements, annual reports and proxy statements be sent electronically?

Yes.   You can elect to have your statements and other information sent to you electronically. You can access your account at any time at www.disneyshareholder.com.

ELIGIBILITY AND ENROLLMENT

6.                 How does a Disney shareholder become eligible to participate in the Plan?

If you are already a Disney shareholder with at least 10 shares of common stock registered directly in your name, either in certificate form or held electronically via the Direct Registration System (DRS), you may enroll in the Plan simply by completing and returning the appropriate enrollment form. If your shares are held in DRS, they will be automatically deposited to the Plan upon enrollment.

If you currently have fewer than 10 shares of Disney common stock registered in your name, you may enroll by completing and returning the appropriate enrollment form and either making an initial investment of at least $1,000 or authorizing automatic monthly deductions of at least $100 from a qualified bank account.

7.                 I already own shares, but they are held by my bank or broker and registered in “street name.” How can I participate?

If you currently own shares of Disney common stock that are held on your behalf by a bank or broker (that is, in “street name”), you will need to instruct your agent to transfer at least 10 of your Disney shares to a DRS account registered in your name. You can accomplish this by requesting your broker to transfer your shares via DRS directly to the books of the Administrator, registered in your name. In order to do so, you must provide your broker with the Disney DTC Transfer Agent FAST number: 7829. Once the process is completed, you will receive a transaction advice showing the deposit of shares in DRS. Upon receipt of the DRS advice, you can ask the Administrator to send you an enrollment package.

Alternatively, you can instruct your agent to issue a stock certificate for at least 10 shares, registered in your name.

Plan participants may, if they wish, send their share certificates to the Administrator for safekeeping, but doing so is not mandatory. However, in order to sell certificated shares through the Plan, it is necessary that the certificates be deposited with the Administrator. See Questions 21 and 24 below.

8.                 I’m not currently a shareholder. Can I participate in the Plan?

If you currently hold no shares of Disney common stock, you may enroll in the Plan by completing and returning an enrollment form for new investors and either making an initial investment of at least $1,000 or authorizing automatic monthly deductions of at least $100 from a qualified bank account.

9.                 Are there fees associated with enrollment?

Yes.   A one-time $10 enrollment fee is payable with respect to each enrollment. If you are not making an initial cash investment because you already hold at least 10 shares or because you have signed up for automatic monthly deductions of $100, you will need to include a $10 check, made payable to “Disney Investment Plan,” with your enrollment form. If your enrollment form is accompanied by an initial cash investment, the enrollment fee will be deducted from your initial investment, together with a $5.00 investment fee. An investment fee will also be deducted from each subsequent investment, in the amount of $5.00 in the case of investments by check, or $1.00 in the case of automatic deductions. See Question 30 below.

10.          Are there any restrictions on participation in the Plan by shareholders residing outside the United States?

Regulations in certain countries may limit or prohibit participation in services provided under this type of program. Therefore, persons residing outside the United States should first determine whether they are subject to any governmental regulations prohibiting or limiting their participation before requesting any of the services provided through the Plan.

OPTIONAL CASH INVESTMENTS

11.          What are the minimum and maximum amounts for optional cash investments?

Additional investments may be made in amounts of at least $100, subject to a maximum of $250,000 during any calendar year, including your initial investment, if any.

12.          How do I make an optional cash investment?

You may send a personal check, payable in U.S. dollars to “Disney Investment Plan.” Cash and third-party checks are not allowed. Checks may be accompanied by the appropriate section of your account statement or an Optional Cash Investment coupon. Optional Cash Investment coupons can be obtained by accessing your account at www.disneyshareholder.com. If you do not have a coupon, be sure to write the account number in the memo portion of your check and include a note identifying your account. Mail your optional payment to The Walt Disney Company Investment Plan, 500 South Buena Vista, MC 9722, Burbank, California 91521-9722.

13.          Can I have optional cash investments automatically deducted from my bank account?

Yes.   You can authorize monthly automatic deductions from an account at a financial institution that is a member of the National Automated Clearing House Association. The minimum amount for monthly deductions is $100.

•       To initiate this service, you must send a completed “Automatic Deduction Service” form to the Administrator.

•       To change any aspect of the instruction, you must send a revised “Automatic Deduction Service” form to the Administrator.

•       To terminate the deductions, you must notify the Administrator in writing, or by calling the Administrator at (818) 553-7200.

Initial set-up, changes and terminations to the automatic deduction instructions will be made as soon as practicable. Once automatic deductions begin, funds will be deducted from your designated account on the 15th of each month, or the next business day if the 15th is not a business day, and invested within five business days later.

14.          Will I be charged fees for optional cash investments?

Yes.   For any investment made by check, a fee of $5.00 will be deducted prior to investment. A fee of $1.00 per investment will be deducted prior to investment with respect to any investment made by automatic monthly deduction. See Question 30 below.

15.          How are payments with “insufficient funds” handled?

If the Administrator does not receive credit for a cash payment because of insufficient funds or incorrect draft information, the requested purchase will be deemed void, and the Administrator will immediately remove from your account any shares already purchased upon the prior credit of such funds. The Administrator may also place a hold on the Plan account until an “insufficient funds” fee of $20 is received from the participant, or may sell such shares to satisfy any uncollected amounts. If the net proceeds from the sale of shares are insufficient to satisfy the balance of the uncollected amounts, the Administrator may sell additional shares from your account as necessary to satisfy the uncollected balance.

PURCHASE OF COMMON STOCK

16.          What is the source of Disney common stock purchased through the Plan?

Generally, share purchases will be made by the Plan’s independent purchasing agent in the open market. However, Disney may at its option direct that shares for the Plan be purchased directly from Disney; provided, that Disney will not change the source of the shares for the Plan more than once in any three month period.

Share purchases in the open market may be made on any stock exchange where Disney common stock is traded or by negotiated transactions on such terms as the independent purchasing agent may reasonably determine. Neither Disney nor any participant will have any authority or power to control or influence the date, time or price at which shares may be purchased by the independent purchasing agent, the manner of effecting these purchases or the broker through which these purchases are made.

17.          When will shares be purchased?

Initial and optional investment purchases will be made by the independent purchasing agent within five business days from the date we receive your funds. No interest will be paid on amounts held by the Administrator pending investment. The Administrator may commingle each participant’s funds with those of other participants for the purpose of executing purchases.

18.          What is the price of shares purchased under the Plan?

Shares purchased by the independent purchasing agent in the open market on any investment date will be credited to a participant’s account at the weighted average price incurred to purchase all shares acquired on that date, including brokerage commissions (which commission is currently $.01 per share but is subject to change without notice). Shares purchased from Disney will be purchased and credited to a participant’s account at the average of the high and low sales prices of Disney common stock as reported on the New York Stock Exchange on the date of purchase. No brokerage commissions will be payable with respect to shares acquired from Disney.

DIVIDENDS

19.          Must my dividends be reinvested automatically?

Yes.   Cash dividends on all shares of Disney common stock, including fractional shares, held in your account will be reinvested automatically in additional shares of Disney common stock. No fees will be charged in connection with dividend reinvestments, although the purchase price will include the brokerage commission applicable to all open market purchases (which commission is currently $.01 per share but is subject to change without notice). Payment of dividends on common stock is at the discretion of Disney’s Board of Directors.

20.          When will my dividends be reinvested and at what price?

The reinvestment of your dividends will be completed within five business days of the dividend payment date. The price of shares purchased by the independent purchasing agent with the dividend will be the weighted average price, including brokerage commissions, of all shares purchased with reinvested dividends.

SALE OF SHARES

21.          How do I sell my Plan shares?

You may sell any number of shares held in your account by (i) contacting the Administrator by phone at (818) 553-7200 and giving verbal instruction, (ii) completing the appropriate section of your account statement or (iii) preparing a written request and sending it to the Administrator by mail or by fax at (818) 553-7210. The Administrator will forward your request to the Plan’s independent purchasing agent, and the agent will sell your shares, along with shares to be sold for other accounts, within five business days. Proceeds from the sale, less a sales fee of $10 and a brokerage commission (which commission is currently $.01 per share but is subject to change without notice), will be sent by check to you within five business days following the sale. All payments will be made by check and mailed to the participant. For faster delivery, checks can be sent by an overnight courier for an additional fee of $15 ($20 for Saturday delivery). We are unable to wire transfer sale proceeds.

Please note that shares that you hold in certificate form must first be deposited into your Plan account before they can be sold. See Questions 23 and 24 below.

22.          Is there a minimum number of shares that I must maintain in my account to keep it active?

Yes.   You must maintain at least five whole shares of Disney common stock in your Plan account. If your account balance falls below five shares, the Administrator may terminate your participation in the Plan unless you achieve the minimum balance within three months after written notice from the Administrator. Should your account fall below one whole share, the Administrator may terminate your participation in the Plan without written notice. Upon termination, your participation in the Plan will cease. Your whole shares will be converted to book-entry form in DRS, and an advice will be sent to you together with a check for the value of the fractional share, less the $10 termination fee. If, however, the value of the fractional share is less than the $10 termination fee, an additional whole share will be liquidated.

If you are a new investor who has signed up for monthly deductions, your account will be exempt from this requirement until you accumulate five whole shares in your account.

CUSTODIAL SERVICE

23.          How does the custodial service (book-entry shares) work?

All shares of Disney common stock that are purchased through the Plan will be held by the Administrator and reflected in book-entry form in the participant’s account on the records of the Administrator. A Plan participant who holds Disney common stock certificates may also, at any time, deposit those certificates for safekeeping with the Administrator, and the shares represented by the deposited certificates will be included in book-entry form in the participant’s account.

24.          How do I deposit my Disney stock certificates with the Administrator?

To deposit certificates into the Plan, you should send your certificates, by registered and insured mail (insured for 2% of the value of the shares), to the Administrator with written instructions to deposit the shares represented by the certificates in your Plan account. The certificates should not be endorsed and the assignment section should not be completed.

25.          Are there any charges associated with this custodial service?

No.   There is no cost to you either for having the Administrator hold the shares purchased for you through the Plan or for depositing with the Administrator the stock certificates you hold for the purpose of adding the shares to your book-entry share position.

ISSUANCE OF STOCK CERTIFICATES

26.          Will stock certificates be issued for shares acquired through the Plan?

No.   Stock certificates will not be issued for shares in a Plan account unless a specific request is made to the Administrator. The Plan’s book-entry custodial service eliminates the risk and cost of certificate loss, theft or destruction.

27.          How do I request a stock certificate?

Certificates for full shares held in the Plan may be obtained, without charge, by contacting the Administrator in writing or by phone at (818) 553-7200 and requesting the issuance of shares in certificate form. Written instructions can be sent by mail or fax to (818) 553-7210.

GIFTS AND TRANSFERS OF SHARES

28.          Can I transfer shares that I hold in the Plan to someone else?

Yes.   You may transfer ownership of some or all of your Plan shares by sending the Administrator written, signed transfer instructions. Signatures of all registered holders must be “Medallion Guaranteed” by a financial institution participating in the Medallion Guarantee program. The Medallion Guarantee program ensures that the individual signing is in fact the owner as indicated on the participant’s account. Disney Shareholder Services is a Paperless Legal Transfer Agent. As transfer agent, Disney Shareholder Services relies on the Medallion guaranteed signature of the shareholder or his/her agent to transfer stock. Supporting legal documentation (death certificates, trusts, powers of attorney, letters of testamentary/administration, etc.) must be reviewed and maintained by the guarantor institution. Legal documents that accompany a transfer request sent to Disney will not be reviewed or returned. The Medallion signature guarantee stamp can be obtained at most major banks and brokerage firms.

You may transfer shares to new or existing shareholders; however, a new Plan account will not be opened as a result of a transfer of fewer than 10 shares. If you wish to open a new Plan account for the transferee, you must include written instructions to enroll the new account and include a $10 check to cover the enrollment fee for each new account.

29.          What about Gifts to Minors?

If you are transferring shares to a minor, you need to provide the name of the adult custodian who will be listed on the account. Once the minor has reached the age of majority, the custodian’s name can be removed. Additionally, gifts to minors are irrevocable. Shares may not be transferred from a custodial account to other custodial accounts or individuals until the minor has reached the age of majority and provides us with proper transfer instructions and proof of age.

SERVICE FEES

30.          What are the fees associated with participation in the Plan?

Participation in the Plan is subject to the payment of certain fees as outlined below:

One-Time Enrollment Fee	$10.00
Investment Fees*
via check	$5.00
via automatic investment	$1.00
Sales Fee*	$10.00
Overnight Courier Fee	$15.00
Overnight Saturday Delivery Fee	$20.00
Termination Fee	$10.00
Fee for Insufficient Funds or Rejected Automatic Deductions	$20.00
History Research Fee	$25.00

*   Plus a brokerage commission (which commission is currently $0.01 per share but is subject to change without notice).

WITHDRAWAL FROM THE PLAN

31.          How do I close my Plan account?

You may terminate your participation in the Plan either by calling (818) 553-7200 and giving verbal instruction or by sending written instructions to the Administrator. Written instructions can be mailed or faxed to (818) 553-7210. Upon termination, your whole shares will be converted to book-entry form in DRS, unless you specifically request to receive a certificate. The DRS advice (or stock certificate) will be sent to you together with a check for the value of any fractional share, less the $10 termination fee. Alternatively, you can have all of the shares in your Plan account sold for you as described above in Question 21.

A fee of $10 will be charged on all terminations. In addition, if you elect to have your shares sold, a brokerage commission (which commission is currently $0.01 per share but is subject to change without notice) will be charged. The per-share commission will also apply to the sale of any fractional share. If you choose to have all whole shares converted to book-entry form in DRS or issued in certificate form and the fractional share amount, if any, does not cover the termination fee, the Administrator may sell a full share to satisfy any uncollected balance.

Any shares converted to book-entry form in DRS or certificate form upon termination will be issued in the name or names in which the account is registered, unless otherwise instructed. If the shares are to be issued in a name other than the name or names on your Plan account, you must include complete transfer instructions signed by all registered shareholders. The signature(s) on the instruction letter must be “Medallion Guaranteed” by a financial institution participating in the Medallion Guarantee program. See Question 28 above. No certificates will be issued for fractional shares.

The Administrator will process notices of withdrawal and send proceeds to you as soon as practicable, without interest. If a notice of withdrawal is received on or after an ex-dividend date but before the related dividend payment date, the withdrawal will be processed as described above and a separate dividend check will be mailed as soon as practicable following the payment date. Thereafter, cash dividends will be paid out to the shareholder and not reinvested in Disney common stock.

If you are an active participant in the automatic deduction service and request that all of your shares be sold, be aware that you may have a purchase pending that will result in more shares being placed in your account after the original sale request has been completed. If this is the case, the Administrator will automatically sell these additional shares within five business days of the credit to your account and send you a second check for these proceeds. The $10 sale fee will be waived in this circumstance but the brokerage commission will still apply.

ADDITIONAL INFORMATION

32.          How would a stock split or stock dividend affect my account?

Any shares resulting from a stock split or stock dividend paid on shares held in custody for you by the Administrator or held by you in certificate form will be credited to your book-entry position. Of course, you may request a certificate at any time for any or all of your shares. See Question 27 above. If Disney makes a distribution on shares in a form other than cash or shares of Disney common stock, you will receive the distribution in kind.

33.          How do I vote my Plan shares at shareholders’ meetings?

As a Plan participant, you will be sent a proxy statement in connection with each meeting of Disney shareholders, together with a proxy card representing the shares held by the Administrator in your Plan account. You can vote by using the Internet or telephone or by signing, dating and returning the proxy card. Fractional shares will be aggregated and voted in accordance with the participants’ directions. If the proxy card is not returned or if it is returned unsigned, the shares will not be voted.

34.          Can the Plan be changed or discontinued?

Disney reserves the right to suspend, modify or terminate the Plan at any time. All participants will receive notice of any such suspension, modification or termination. Upon termination of the Plan by Disney, whole shares held in a participant’s account under the Plan will be converted to book-entry form in DRS and a cash payment will be made for any fractional share.

LIMITATION OF LIABILITY

IF YOU CHOOSE TO PARTICIPATE IN THE PLAN, YOU SHOULD RECOGNIZE THAT NEITHER DISNEY NOR THE ADMINISTRATOR CAN ASSURE YOU OF A PROFIT OR PROTECT YOU AGAINST A LOSS ON THE SHARES THAT YOU PURCHASE UNDER THE PLAN.

Neither Disney nor the Administrator, in administering the Plan, will be liable for any act done in good faith or for any good faith omission to act, including without limitation any claim of liability arising out of failure to terminate a participant’s account upon such participant’s death, the price at which shares are purchased or sold for the participant’s account, the times when purchases or sales are made or fluctuations in the market value of Disney common stock. This limitation of liability will not constitute a waiver by any participant of his or her rights under the federal securities laws.

Although the Plan provides for the reinvestment of dividends, the declaration and payment of dividends will continue to be determined by Disney’s Board of Directors in its discretion, depending upon future earnings, the financial condition of Disney and other factors. The amount and timing of dividends may be changed, or the payment of dividends terminated, at any time without notice.

U.S. FEDERAL INCOME TAXATION

The following is a discussion of the material U.S. federal income tax considerations to participants in the Plan. Subject to the limitations, qualifications and assumptions set forth in this discussion and the accuracy of statements, facts and information regarding the Plan on which counsel has relied, this discussion constitutes the opinion of Dewey Ballantine LLP as to the material U.S. federal income tax consequences of participation in the Plan insofar as the discussion sets forth statements of U.S. federal income tax law or legal conclusions with respect thereto. This discussion is based on current provisions of the

Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly on a retroactive basis. This discussion does not address estate or gift tax consequences or tax consequences arising under any state, local or foreign law.

Cash dividends reinvested under the Plan will be taxable for U.S. Federal income tax purposes as having been received by a participant even though the participant has not actually received them in cash. Each participant will receive an annual statement from the Administrator indicating the amount of reinvested dividends reported to the U.S. Internal Revenue Service as dividend income.

A participant will not realize gain or loss for U.S. Federal income tax purposes upon a transfer of shares to the Plan or the withdrawal of whole shares from the Plan. Participants will, however, generally realize gain or loss upon the receipt of cash for fractional shares held in the Plan. Gain or loss will also be realized by the participant when whole shares are sold, either by the independent purchasing agent pursuant to the participant’s request or by the participant after withdrawal from the Plan. The amount of gain or loss will be the difference between the amount that the participant receives for the shares or fraction of a share sold and the participant’s tax basis for such shares or fraction of a share. In order to determine the tax basis for shares or any fraction of a share credited to a participant’s account, each participant should retain all account statements.

Plan participants who are non-resident aliens or non-U.S. corporations, partnerships or other entities generally are subject to a withholding tax on dividends paid on shares held in the Plan. The Administrator is required to withhold from dividends paid the appropriate amount determined in accordance with Internal Revenue Service regulations. Where applicable, this withholding tax is determined by treaty between the United States and the country in which the participant resides. In addition, dividends paid on shares in Plan accounts are subject to the “backup withholding” provisions of the Internal Revenue Code. Accordingly, the amount of any dividends, net of the applicable withholding tax, will be credited to participant Plan accounts for investment in additional shares of Disney common stock.

The foregoing discussion is not a comprehensive summary of all of the tax considerations that may be relevant to a participant in the Plan and does not constitute tax advice. In addition, the foregoing does not reflect every possible outcome that could result from participation in the Plan. Each participant is urged to consult his or her own tax advisor regarding the tax consequences applicable to his or her particular situation before participating in the Plan or disposing of shares purchased under the Plan.

USE OF PROCEEDS

Generally, share purchases will be made by the Plan’s independent purchasing agent in the open market; however, Disney may at its option direct that shares for the Plan be purchased directly from Disney; provided, that Disney will not change the source of the shares for the Plan more than once in any three month period. Disney will receive proceeds from purchases of its common stock only to the extent that such purchases are made directly from Disney and not in the open market. We are unable to estimate the number of shares, if any, that will be purchased directly from Disney under the Plan or the amount of proceeds from any such purchases. If shares for the Plan are purchased from Disney, the net proceeds will be used by Disney for general corporate purposes.

LEGAL MATTERS

The legality of the common stock covered hereby has been passed upon for Disney by David K. Thompson, Esq., Senior Vice President–Deputy General Counsel and Assistant Secretary of Disney. Mr. Thompson owns shares of Disney common stock, both directly and as a participant in various stock and employee benefit plans, and he is eligible to participate in the Plan. In addition, Dewey Ballantine LLP, counsel to Disney, is rendering a tax opinion on the discussion in “U.S. Federal Income Taxation” in this prospectus.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in management’s report on internal control over financial reporting) incorporated in this Prospectus by reference to Disney’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INDEMNIFICATION

Disney’s Restated Certificate of Incorporation and Amended and Restated Bylaws, as amended to date, provide that Disney shall indemnify to the full extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of Disney or by reason of the fact that such director or officer, at the request of Disney, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity.

Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

Disney’s Restated Certificate of Incorporation and Amended and Restated Bylaws further provide that (i) Disney may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Disney or is serving at the request of Disney as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Disney would have the power to indemnify him against such liability under the provisions of law, and (ii) Disney may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or similar arrangements), as well as enter into contracts providing for indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any and all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere. Disney’s Restated Certificate of Incorporation further provides that a director of Disney shall not be liable to Disney or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law.

Disney maintains an officer’s and director’s liability insurance policy insuring its officers and directors against certain liabilities and expenses incurred by them in their capacities as such, and insuring Disney under certain circumstances, in the event that indemnification payments are made to such officers and directors.

Disney has also entered into indemnification agreements (the “Indemnification Agreements”) with certain of its directors and officers (individually, the “Indemnitee”). The Indemnification Agreements, among other things, provide for indemnification of the Indemnitees to the fullest extent permitted by law against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The Indemnification Agreements provide for the prompt advancement of all expenses to the Indemnitee and for reimbursement to Disney if it is found that such Indemnitee is not entitled to such indemnification under applicable law. The Indemnification Agreements also provide that after a Change in Control (as defined in the Indemnification Agreements) of Disney which is not approved by the Board of Directors of Disney, all determinations regarding a right to indemnity and the right to advancement of expenses shall be made by independent legal counsel selected by the Indemnitee and approved by the Board of Directors. In addition, in the event of a Potential Change In Control (as defined in the Indemnification Agreements), the Indemnitee may require Disney to establish a trust for his or her benefit and to fund such trust in amounts reasonably anticipated or proposed to be paid to satisfy Disney’s indemnification obligations under the Indemnification Agreements.

The foregoing summaries are necessarily subject to the complete text of the statute, Disney’s Restated Certificate of Incorporation and

Amended and Restated Bylaws, and the agreements referred to above and are qualified in their entirety by reference thereto.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Disney pursuant to the foregoing provisions, Disney has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

THIS PROSPECTUS SHOULD BE RETAINED BY PARTICIPANTS IN THE PLAN FOR FUTURE REFERENCE.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

All amounts are estimated.

Accounting fees and expenses	$5,000
Legal fees and expenses	25,000
Blue Sky fees and expenses	3,000
Printing Costs	25,000
Miscellaneous	2,000

Total	$60,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The registrant’s Restated Certificate of Incorporation and Amended and Restated Bylaws, as amended to date, provide that the registrant shall indemnify to the full extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the registrant or by reason of the fact that such director or officer, at the request of the registrant, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity.

Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

The registrant’s Restated Certificate of Incorporation and Amended and Restated Bylaws further provide that (i) registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of registrant or is serving at the request of registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not registrant would have the power to indemnify him against such liability under the provisions of law, and (ii) registrant may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or similar arrangements), as well as enter into contracts providing for indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any and all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.  Registrant’s Restated Certificate of Incorporation further provides that a director of the registrant shall not be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law.

Registrant maintains an officer’s and director’s liability insurance policy insuring its officers and directors against certain liabilities and expenses incurred by them in their capacities as such, and insuring registrant under certain circumstances, in the event that indemnification payments are made to such officers and directors.

Registrant has also entered into indemnification agreements (the “Indemnification Agreements”) with certain of its directors and officers (individually, the “Indemnitee”).  The Indemnification Agreements, among other things, provide for indemnification of the Indemnitees to the fullest extent permitted by law against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim.  The Indemnification Agreements provide for the prompt advancement of all expenses to the Indemnitee and for reimbursement to registrant if it is found that such Indemnitee is not entitled to such indemnification under applicable law.  The Indemnification Agreements also provide that after a Change in Control (as defined in the Indemnification Agreements) of registrant which is not approved by the Board of Directors of registrant, all determinations regarding a right to indemnity and the right to advancement of expenses shall be made by independent legal counsel selected by the Indemnitee and approved by the Board of Directors.  In addition, in the event of a Potential Change In Control (as defined in the Indemnification Agreements), the Indemnitee may require registrant to establish a trust for his or her benefit and to fund such trust in amounts reasonably anticipated or proposed to be paid to satisfy registrant’s indemnification obligations under the Indemnification Agreements.

The foregoing summaries are necessarily subject to the complete text of the statute, the registrant’s Restated Certificate of Incorporation and Amended and Restated Bylaws, and the agreements referred to above and are qualified in their entirety by reference thereto.

ITEM 16.  EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION

4.1	Specimen Common Stock Certificate (incorporated by reference from Disney’s Registration Statement on Form S-3 (No. 333-52659) filed with the SEC on May 14, 1998).

5.1	Opinion of David K. Thompson, Esq., as to legality of securities.

8.1	Opinion of Dewey Ballantine LLP as to certain tax matters.

10.1	The Walt Disney Company Investment Plan. Set forth in full in Prospectus included as Part I of this Registration Statement.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of David K. Thompson, Esq. (included in Exhibit 5.1).

23.3	Consent of Dewey Ballantine LLP (included in Exhibit 8.1).

24	Power of Attorney (incorporated by reference from Disney’s Registration Statement on Form S-3 (No. 333-34167) filed with the SEC on December 22, 2006.).

ITEM 17.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)                      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                         To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or that is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)                      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                         If the registrant is relying on Rule 430B:

(A)                  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)                    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)                      If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)                      That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                         Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Burbank, State of California, on March 22, 2007.

THE WALT DISNEY COMPANY

By:	/s/ Thomas O. Staggs
Thomas O. Staggs
Senior Executive Vice President
and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

*	President, Chief Executive	March 22, 2007
Robert A. Iger	Officer and Director (Principal Executive Officer)

/s/ Thomas O. Staggs	Senior Executive Vice	March 22, 2007
Thomas O. Staggs	President and Chief Financial Officer (Principal Financial Officer)

*	Senior Vice President–	March 22, 2007
Brent A. Woodford	Planning and Control (Principal Accounting Officer)

*	Chairman of the Board and	March 22, 2007
John E. Pepper, Jr.	Director

*	Director	March 22, 2007
John E. Bryson

*	Director	March 22, 2007
John S. Chen

SIGNATURE	TITLE	DATE

*	Director	March 22, 2007
Judith L. Estrin

*	Director	March 22, 2007
Steven P. Jobs

*	Director	March 22, 2007
Fred H. Langhammer

*	Director	March 22, 2007
Aylwin B. Lewis

*	Director	March 22, 2007
Monica C. Lozano

*	Director	March 22, 2007
Robert W. Matschullat

*	Director	March 22, 2007
Leo J. O’Donovan, S.J.

*	Director	March 22, 2007
Orin C. Smith

*By:	/s/ Thomas O. Staggs
Thomas O. Staggs
Attorney-In-Fact

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

4.1	Specimen Common Stock Certificate (incorporated by reference from Disney’s Registration Statement on Form S-3 (No. 333-52659) filed with the SEC on May 14, 1998).

5.1	Opinion of David K. Thompson, Esq. as to legality of securities.

8.1	Opinion of Dewey Ballantine LLP as to certain tax matters.

10.1	The Walt Disney Company Disney Direct Investment Plan. Set forth in full in Prospectus included as Part I of this Registration Statement.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of David K. Thompson, Esq. (included in Exhibit 5.1).

23.3	Consent of Dewey Ballantine LLP (included in Exhibit 8.1).

24	Power of Attorney (incorporated by reference from Disney’s Registration Statement on Form S-3 (No. 333-34167) filed with the SEC on December 22, 2006.).